SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549
                            ______________________

                                   FORM 8-K

                            Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Report (Date of earliest event reported)
                                 May 29, 1998


                                 BIOETHICS, LTD.
               (Exact name of registrant as specified in its charter)

                                     Nevada
                  (State or other jurisdiction of incorporation)

            33-55254-41                                  87-0485312
    (Commission file number)               (IRS employer identification no.)

8092 South Juniper Court, South Weber, Utah                 84405
 (Address of principal executive offices)                (Zip code)

                                 (801) 476-8110
               (Registrant's telephone number, including area code)


                     This document contains a total of 3 pages.

Item 1. Changes in Control of Registrant

     On May 29, 1998, Krista Nielson and Sasha Belliston, respectively the President and Secretary/Treasurer and directors of the Registrant, resigned from their respective positions. Prior to Ms. Nielson's and Ms. Belliston's resignations, they appointed Mr. Mark J. Cowan as the sole member of the Board of Directors of the Registrant and as the new President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Registrant. Ms. Nielson and Ms. Belliston acknowledged that neither of them was resigning because of a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.

     Prior to the resignation of Ms. Nielson and Ms. Belliston, they approved and closed on the sale of 10,000,000 shares of Common Stock at an aggregate purchase price of $40,000 in a private offering, which shares represent approximately ninety-one percent (91%) of the outstanding shares of common stock of the Registrant. The proceeds from the stock sale will be used to pay for legal and accounting fees and for management to search for possible business opportunities. Mr. Cowan purchased 2,500,000 shares of common stock in such private offering with personal funds which shares represent approximately twenty-three percent (23%) of the total issued and outstanding common stock of the Registrant. Various other investors purchased the remaining 7,500,000 shares of common stock in the private offering. Mr. Cowan owns no other securities of the Registrant. The only Registrant security that is currently issued and outstanding is common stock.

     The Registrant is not aware of any arrangements, the operation of which may, at a subsequent date, result in a change in control of the Registrant.

Item 4. Changes in Registrant's Certifying Accountants

     On June 1, 1998, the Registrant's Board of Directors elected to retain Pritchett Siler & Hardy PC ("PSH") as its independent auditor and to dismiss Smith & Company ("S&C"). The decision to change auditors was recommended by the Registrant's Board of Directors.

     The reports of S&C on the financial statements of the Registrant for each of the two fiscal years in the period ended December 31, 1997, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Registrant's two most recent fiscal years and all subsequent interim periods preceding such change in auditors, there was no disagreement with S&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its report; nor has S&C ever presented a written report, or otherwise communicated in writing to the Registrant or its Board of Directors the existence of any "disagreement" or "reportable event" within the meaning of Item 304 of Regulation S-K.

     The Registrant has authorized S&C to respond fully to the inquiries of the Registrant's successor accountant and has requested that S&C provide the Registrant with a letter addressed to the SEC, as required by Item 304(a)(3) of Regulations S-K, so that the Registrant can file such letter with the SEC.

Item 5. Other Events

     On May 29, 1998, Krista Nielson and Sasha Belliston resigned as directors of the Registrant. Ms. Nielson and Ms. Belliston acknowledged that neither of them was resigning because of a disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        a.  Financial Statements of Businesses Acquired.

	         Not applicable.

        b.  Pro Forma Financial Information.

	         Not applicable.

        c.  Exhibits.

     Number                                 Description
_______________                         ___________________

      16.1         Letter re change in Certifying Accountants*

 * To be filed by amendment.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  BIOETHICS, LTD.




Date: June 1, 1998          By /s/ Mark J. Cowan
                               Mark J. Cowan
                               President, Chief Executive Officer and Director